Exhibit 3.2

BYLAWS

OF

GLOBAL BUSINESS TRAVEL GROUP, INC.

ARTICLE I

OFFICES

Section 1.1Registered Office. The registered office of Global Business Travel Group, Inc. (the “Corporation”) shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1Annual Meetings. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before such meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware, or by means of remote communications, including by webcast, pursuant to Section 2.12(c)(iii), as may be designated from time to time by the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled.

Section 2.2Special Meetings. Except as otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”) or required or permitted by the certificate of incorporation of the Corporation (as amended, restated, modified or supplemented from time to time, and including any certificate of designation relating to a series of “Preferred Stock” as defined therein, the “Certificate of Incorporation”), and subject to the rights of the holders of any class or series of Preferred Stock, if any, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board pursuant to a resolution adopted by a majority of the total number of directors. Special meetings may be held either at a place, within or without the State of Delaware, or by means of remote communications, including by webcast, pursuant to Section 2.12(c)(iii), as the Board may determine. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled.

Section 2.3Notice of Meetings. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, notice of the date, time, place (if any), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not more than sixty (60), nor less than ten (10), days previous thereto (unless a different time is specified by applicable law), to each stockholder entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 2.4Quorum; Adjournments. The holders of a majority in voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided herein, by applicable law or by the Certificate of Incorporation; but if at any meeting of stockholders there shall be less than a quorum present, the chair of the meeting or, by a majority in voting power thereof, the stockholders present (either in person or by proxy) may, to the extent permitted by law, adjourn the meeting from time to time without further notice, other than announcement at the meeting of the date, time and place, if any, and the means of remote communication, if any, by which stockholders may be deemed present in person and vote at such adjourned meeting, until a quorum shall be present or represented. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. At any adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the original meeting. Notice need not be given of any adjourned meeting if the time, date and place, if any, and the means of remote communication, if any, by which stockholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than sixty (60) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 2.5Organization of Meetings. The Chair of the Board, or in the absence of the Chair of the Board, or at the Chair of the Board’s discretion, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s discretion, any officer of the Corporation, shall call all meetings of the stockholders to order and shall act as chair of any such meetings. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary of the Corporation, shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chair of the meeting shall appoint a secretary of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the Board prior to the meeting, the chair of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote, imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, establishing procedures for the transaction of business at such meeting (including the dismissal of business not properly presented), maintaining order at the meeting and safety of those present, restricting entry to such meeting after the time fixed for commencement thereof and limiting the circumstances in which any person may make a statement or ask questions at any meeting of stockholders. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.6Proxies.

(a)At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, subject to applicable law. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the DGCL, the following shall constitute a valid means by which a stockholder may grant such authority: (i) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (ii) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period; provided, that any such means of electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied.

(b)A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

(c)Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraphs of this Section 2.6 (including any electronic transmission) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d)Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.

Section 2.7Voting. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast by shares of capital stock of the Corporation that are entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Certificate of Incorporation, the Shareholders Agreement (as defined in the Certificate of Incorporation), these Bylaws (including, without limitation, Section 3.1 hereof) or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required and a quorum is present, the affirmative vote of a majority of the votes cast by shares of such class or series or classes or series that are entitled to vote on the subject matter shall be the act of such class or series or classes or series, unless the question is one upon which by express provision of the Certificate of Incorporation, the Shareholders Agreement, these Bylaws (including, without limitation, Section 3.1 hereof) or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question. For the avoidance of doubt, an abstention or broker non-vote shall not count as a vote cast.

Section 2.8Fixing Record Date.

(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change or conversion or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)Solely to the extent the Certificate of Incorporation or the Shareholders Agreement expressly permits one or more classes or series of stockholders of the Corporation to express consent to corporate action in writing without a meeting, in order that the Corporation may determine the stockholders entitled to express such written consent, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 2.9Consents in Lieu of Meeting. At any time when action by one or more classes or series of stockholders of the Corporation is permitted to be taken by written consent pursuant to the terms and limitations set forth in the Certificate of Incorporation, the provisions of this section shall apply. All consents properly delivered in accordance with the Certificate of Incorporation and the DGCL shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by the DGCL, written consents signed by the holders of a sufficient number of shares to take such corporate action are so delivered to the Corporation in accordance with the applicable provisions of the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in the applicable provisions of the DGCL. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

Section 2.10List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network; provided, that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.11Inspectors. The Board, in advance of all meetings of the stockholders, may, and shall if required by applicable law, appoint one or more inspectors of stockholder votes, who may be employees or agents of the Corporation or stockholders or their proxies, but who shall not be directors of the Corporation or candidates for election as directors. In the event that one or more inspectors of stockholder votes previously designated by the Board fails to appear or act at the meeting of stockholders, the chair of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.

Section 2.12Conduct of Meetings

(a)Annual Meetings of Stockholders.

(i)Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) as provided in the Shareholders Agreement, (B) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.3, (C) by or at the direction of the Board or (D) by any stockholder of the Corporation who was a stockholder of record on the record date for the meeting, who is entitled to vote on such election or such other business at the meeting, who has complied with the notice procedures set forth in subparagraphs (ii) and (iii) of this Section 2.12(a) and who was a stockholder of record at the time the notice contemplated by the following subparagraphs (ii) and (iii) of this Section 2.12(a) was delivered to the Secretary of the Corporation.

(ii)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (D) of Section 2.12(a)(i), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (even if such matter is already the subject of any notice to the stockholders or a public announcement from the Board), and, in the case of business other than nominations of persons for election to the Board, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred-twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is scheduled for more than thirty (30) days before, or more than seventy (70) days following, such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this Section 2.12(a)(ii) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4. For purposes of the first annual meeting of stockholders following the adoption of these Bylaws, the date of the preceding year’s annual meeting shall be deemed to be June 22 of the preceding calendar year. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.

(iii)Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (II) the class or series and number of shares of capital stock of the Corporation which are owned directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (III) a representation that the stockholder (aa) is a holder of record of the stock of the Corporation at the time of the giving of the notice, (bb) will be entitled to vote at such meeting and (cc) will appear in person or by proxy at the meeting to propose such business or nomination, (IV) a representation as to whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (aa) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (bb) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (V) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (VI) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (D) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (E) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (I) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (II) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (III) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this Section 2.12(a)(iii) or Section 2.12(b)) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; provided, that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(iv)The foregoing notice requirements of Section 2.12(a)(ii) and (iii) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. Nothing in the foregoing Section 2.12(a)(ii) and (iii) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.3. At any time that the stockholders are not prohibited from filling vacancies or newly created directorships on the Board, nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or a committee thereof, (ii) as provided in the Shareholders Agreement or (iii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who was a stockholder of record on the record date for such meeting, who is entitled to vote on such election at the meeting, who has complied with the notice procedures set forth in subparagraphs (ii) and (iii) of this Section 2.12 with respect to such nominations and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by Section 2.12(a)(ii) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one-hundred-twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

(c)General.

(i)Only persons who are nominated in accordance with the procedures set forth in this Section 2.12 and satisfy the requirements of Section 3.1(b) shall be eligible to be elected to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the Certificate of Incorporation, the Shareholders Agreement or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.12 and, if any proposed nomination or business is not in compliance with this Section 2.12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(ii)Notwithstanding the foregoing provisions of this Section 2.12, if a stockholder who has provided proper and timely notice of his, her or its intent to bring a nomination or other business before a meeting of stockholders (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present such nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.12, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii)If authorized by the Board in its sole discretion, and subject to such rules, regulations and procedures as the Board may adopt, stockholders of the Corporation and proxyholders not physically present at a meeting of stockholders of the Corporation may, by means of remote communication, participate in a meeting of stockholders of the Corporation and be deemed present in person and vote at a meeting of stockholders of the Corporation whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder of the Corporation or proxyholder; (B) the Corporation shall implement reasonable measures to provide such stockholders of the Corporation and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders of the Corporation, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any stockholder of the Corporation or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

(iv)No adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice (or extend any notice time period) of such meeting for purposes of this Section 2.12, and in order for any notification required to be delivered by a stockholder pursuant to this Section 2.12 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(v)Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12; provided, however, that, to the fullest extent permitted by applicable law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.12 (including clause (D) of Section 2.12(a)(i) and Section 2.12(b) hereof), and compliance with clause (D) of Section 2.12(a)(i) and Section 2.12(b) shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this Section 2.12 shall apply to the right, if any, of the holders of any series of Preferred Stock, if any, to elect directors pursuant to any applicable provisions of the Certificate of Incorporation and/or the Shareholders Agreement (as applicable).

(vi)Notwithstanding anything to the contrary contained herein, for as long as the Shareholders Agreement remains in effect with respect to the parties thereto (the “Shareholders Agreement Parties”), the Shareholders Agreement Parties (to the extent they are then subject to the Shareholders Agreement) shall not be subject to the notice procedures set forth in Section 2.12(a)(ii), Section 2.12(a)(iii) or Section 2.12(b) with respect to any annual or special meeting of stockholders to the extent necessary to effect the transactions and rights set forth in the Shareholders Agreement.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1Number; Election; Quorum; Voting

(a)The Board shall consist, subject to the Certificate of Incorporation and the Shareholders Agreement, of such number of directors as shall from time to time be fixed exclusively by resolution adopted by the Board.

(b)For as long as the Corporation is a “controlled entity” of any Shareholder under the Banking Laws, no person may serve as a director if such person is a director or other management official of any other company, partnership, limited liability company or similar entity, in each case if such service would result in a violation of, or the need for a waiver or exemption under, either the Depository Institution Management Interlocks Act, as amended, and the Federal Reserve Board’s Regulation L thereunder, Applicable Securities Laws, Antitrust Law, or the rules and regulations of the Applicable Exchange and all other applicable Laws (as all such terms are defined in the Shareholders Agreement).

(c)Notwithstanding any provision in these Bylaws to the contrary (except as hereinafter provided for the filling of vacancies and newly created directorships, and except as otherwise expressly provided in the Certificate of Incorporation), assuming a quorum is present, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the date seven (7) days prior to the scheduled mailing date of the proxy statement for such meeting.

(d)A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided by law, these Bylaws, the Certificate of Incorporation or the Shareholders Agreement, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Directors need not be stockholders.

Section 3.2Resignation; Removal

(a)Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chair of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. The resignation shall take effect at the time or the happening of any event specified therein, and if no time or event is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation. Subject to the Shareholders Agreement, directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

(b)In order for any person to become a nominee of the Board for service on the Board, such person must submit a resignation, contingent on (i) that person not receiving the required vote for election, and (ii) acceptance of that resignation by the Board in accordance with policies and procedures adopted by the Board for such purposes. A resignation pursuant to this Section 3.2(b) shall provide that it is irrevocable.

Section 3.3Vacancies. Subject to the Certificate of Incorporation and the Shareholders Agreement, unless otherwise required by the DGCL or Section 3.5, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board or any committee thereof (whether by death, resignation, removal (including pursuant to the terms of the Certificate of Incorporation), retirement, disqualification or otherwise) shall be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders at a special meeting of stockholders called by or at the direction of the Board, in accordance with Section 2.2, for such purpose. The directors so chosen shall, in the case of the Board, hold office until the next election of the class for which such directors shall have been chosen and until their successors are duly elected and qualified or until their earlier death, resignation or removal and, in the case of any committee of the Board, shall hold office until their successors are duly appointed by the Board or until their earlier death, resignation or removal.

Section 3.4Meetings of the Board. Meetings of the Board shall be held at such place, if any, within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chair of the Board, the Chief Executive Officer, or by a majority of the total number of directors then in office, by written notice, including facsimile, e-mail or other means of electronic transmission, duly served on or sent and delivered to each director in accordance with Section 10.2. Notice of each special meeting of the Board shall be given, as provided in Section 10.2, to each director: (a) at least 24 hours before the meeting, if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (b) at least two (2) days before the meeting, if such notice is sent by a nationally recognized overnight delivery service; and (c) at least five (5) days before the meeting, if such notice is sent through the United States mail. If the Secretary of the Corporation shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. The notice of any regular meeting need not specify the purposes thereof, but notice of any special meeting shall specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place, if any, at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).

Section 3.5Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the total number of directors fixed by the Board pursuant to the Certificate of Incorporation and these Bylaws, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly, and whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right, the terms of office of all such Preferred Stock Directors shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director), and the total authorized number of directors of the Corporation shall automatically be reduced accordingly. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

Section 3.6Committees. Subject to the Shareholders Agreement, the Board may from time to time establish one or more committees of the Board to serve at the pleasure of the Board (including, but not limited to, an Executive Committee, an Audit Committee and a Compensation Committee), which shall be comprised of such members of the Board, and have such duties and be vested with such powers as the Board shall from time to time determine. Any director may belong to any number of committees of the Board. Subject to the Certificate of Incorporation and the Shareholders Agreement, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member, subject to the Shareholders Agreement. Subject to the Certificate of Incorporation and the Shareholders Agreement, unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to a subcommittee any or all of the powers and authority of the committee. Any such committee, to the extent provided in the resolution of the Board establishing such committee, subject to the Shareholders Agreement, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee or the Shareholders Agreement. Unless otherwise provided in such a resolution or the Shareholders Agreement, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum; and all matters shall be determined by a majority affirmative vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution or the Shareholders Agreement, in the event that a member and that member’s alternate, if alternates are designated by the Board, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 3.7Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic transmission), and the writing or writings (including any electronic transmission or transmissions) are filed with the minutes of proceedings of the Board.

Section 3.8Remote Meetings. The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such a meeting.

Section 3.9Compensation. The Board may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

Section 3.10Reliance on Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

OFFICERS

Section 4.1Officers. The Board shall elect officers of the Corporation, including, without limitation, a Chief Executive Officer, a President and a Secretary. The Board may also from time to time elect such other officers as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board or the Chief Executive Officer may determine. Any two or more offices may be held by the same person. The Board may also elect or appoint a Chair of the Board, who may or may not also be an officer of the Corporation. The Board may elect or appoint co-Chairs of the Board, co-Presidents or co-Chief Executive Officers and, in such case, references in these Bylaws to the Chair of the Board, the President or the Chief Executive Officer shall refer to either such co-Chair of the Board, co-President or co-Chief Executive Officer, as the case may be.

Section 4.2Term; Removal. All officers of the Corporation elected by the Board shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until their respective successors are chosen and qualified or until their earlier resignation or removal. Subject to the Shareholders Agreement, any officer may be removed from office at any time either with or without cause by the Board, or, in the case of appointed officers, by the Chief Executive Officer or any elected officer upon whom such power of removal shall have been conferred by the Board.

Section 4.3Powers. Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these Bylaws shall have the powers and duties prescribed by applicable law, by these Bylaws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these Bylaws or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

Section 4.4Delegation. Unless otherwise provided in these Bylaws, in the absence or disability of any officer of the Corporation, the Board or the Chief Executive Officer may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

ARTICLE V

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 5.1Right to Indemnification To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or any other type whatsoever (for purposes of this Article V, a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, member, manager, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, member, manager, officer, employee, agent or trustee or in any other capacity while serving as a director, member, manager, officer, employee, agent or trustee, against all liability and loss suffered and expense (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such proceeding. Notwithstanding the foregoing provisions of this Section 5.1, except as provided in Section 5.3 with respect to proceedings to enforce rights to indemnification and advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 5.2Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 5.1, to the fullest extent permitted by applicable law, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred by such indemnitee in appearing at, participating in or defending any proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article V (which shall be governed by Section 5.3). Notwithstanding the foregoing, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is ultimately determined after final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to indemnification under this Article V or otherwise.

Section 5.3Right of Indemnitee to Bring Suit. Notwithstanding the failure of the Corporation to have made a determination that indemnification of the indemnitee is proper in the circumstances, or an actual determination by the Corporation that the indemnification of the indemnitee is not proper in the circumstances, any indemnitee may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification or advancement of expenses to the extent otherwise permissible under this Article V. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense of the Corporation that the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

Section 5.4Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article V shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, the Certificate of Incorporation, these Bylaws, insurance, an agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.5Contract Rights. The rights conferred upon indemnitees in this Article V shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any repeal or amendment of this Article V by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of these Bylaws inconsistent with this Article V, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 5.6Insurance. The Corporation shall purchase and maintain insurance (or be named insured on the insurance policy of an affiliate), on behalf of the indemnitees and such other persons, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, as the Board shall determine, in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with such person’s activities on behalf of the Corporation, regardless of whether or not the Corporation would have the power or obligation to indemnify such person against such liability under the DGCL, the Certificate of Incorporation or these Bylaws.

Section 5.7Other Indemnitors. Notwithstanding that a director or officer of the Corporation (collectively, the “covered persons”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “other indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth herein, the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to covered persons are primary and any obligation of the other indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by covered persons are secondary); and (ii) shall be required to advance and indemnify the full amounts to which covered persons are entitled hereunder, without regard to any rights covered persons may have against any of the other indemnitors. No advancement or payment by the other indemnitors on behalf of covered persons with respect to any claim for which covered persons have sought indemnification from the Corporation shall affect the immediately preceding sentence, and the other indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of covered persons against the Corporation.

Section 5.8Employees and Agents. This Article V shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees. The Corporation may, to the extent authorized from time to time by the Board, to the extent and in the manner authorized or permitted by law, grant rights to indemnification and to the advancement of expenses to persons other than indemnitees, including any employee or agent of the Corporation.

ARTICLE VI

CORPORATE BOOKS

Section 6.1Corporate Books. The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine.

ARTICLE VII

CHECKS, NOTES, PROXIES, ETC.

Section 7.1Checks, Notes, Proxies, Etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Board, or such officer or officers who may be delegated such authority. Proxies to vote and consents with respect to securities of other corporations or other entities owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer, or by such officers as the Chair of the Board, the Chief Executive Officer or the Board may from time to time determine.

ARTICLE VIII

SHARES AND OTHER SECURITIES OF THE CORPORATION

Section 8.1Certificated and Uncertificated Shares. Except as otherwise provided in a resolution approved by the Board, all shares of capital stock of the Corporation shall be uncertificated shares.

Section 8.2Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation, which authorized officers shall include, without limitation, the Chair of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Corporation. Any or all of the signatures on any certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 8.3Lost, Destroyed or Wrongfully Taken Certificates.

(a)If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b)If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall, to the fullest extent permitted by applicable law, be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 8.4Transfer of Stock.

(a)Transfers of record of shares of stock of the Corporation shall be made only upon the books administered by or on behalf of the Corporation, and only upon proper transfer instructions, including by electronic transmission, pursuant to the direction of the registered holder thereof, such person’s attorney lawfully constituted in writing, or from an individual presenting proper evidence of succession, assignment or authority to transfer the shares of stock; or, in the case of stock represented by certificate(s), upon delivery of a properly endorsed certificate(s) for a like number of shares or accompanied by a duly executed stock transfer power.

(b)The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 8.5Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 8.6Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE IX

FISCAL YEAR

Section 9.1Fiscal Year. The fiscal year of the Corporation shall end on December 31, unless otherwise determined by resolution of the Board.

ARTICLE X

GENERAL PROVISIONS

Section 10.1Notice. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, notice of any meeting need not be given to any person who shall attend such meeting (except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).

Section 10.2Means of Giving Notice. Except as otherwise set forth in any applicable law or any provision of the Certificate of Incorporation or these Bylaws, notice to any Director or stockholder of any meeting or any other matter under the Certificate of Incorporation or these Bylaws shall be given by the following means:

(a)Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and hand delivered, sent by mail, or sent by a nationally recognized delivery service, (ii) by means of facsimile telecommunication, electronic mail or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally in person, or by telephone, when actually received by the director; (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (D) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation; (E) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation; or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b)Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including without limitation, a facsimile telecommunication or electronic mail.

(c)Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(d)Exceptions to Notice Requirements.

(i)Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of the State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(ii)Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (x) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (y) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of the State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (x) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission. The exception in subsection (x) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any stockholder whose electronic mail address appears on the records of the Corporation and to whom notice by electronic transmission is not prohibited by Section 232 of the DGCL.

Section 10.3Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10.4Conflicts. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL, or the Shareholders Agreement, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE XI

DIVIDENDS

Section 11.1Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Section 3.7 hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

ARTICLE XII

AMENDMENTS

Section 12.1Amendments. Subject to the terms of the Shareholders Agreement, these Bylaws may be made, amended, altered, changed, added to or repealed as set forth in the Certificate of Incorporation.

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